WPL HOLDINGS, INC.

                        WISCONSIN POWER AND LIGHT COMPANY

                        HEARTLAND DEVELOPMENT CORPORATION




                    DEFERRED COMPENSATION PLAN FOR DIRECTORS



                              Adopted June 27, 1990


                            Amended January 17, 1995

                               WPL HOLDINGS, INC.
                        WISCONSIN POWER AND LIGHT COMPANY
                        HEARTLAND DEVELOPMENT CORPORATION

                    DEFERRED COMPENSATION PLAN FOR DIRECTORS

   Section I - Definitions

   The following definitions shall be applicable throughout the Deferred Compensation Plan:

   1.1 "Company" shall mean either WPL Holdings, Inc., Wisconsin Power and Light Company, or Heartland Development Corporation.

   1.2   "Board" shall mean the Board of Directors of the Company.

   1.3 "Director Fees" shall mean any fees received during the Plan Year for services rendered as a Director.

   1.4   "Effective Date" shall mean June 27, 1990.

   1.5   "Participant" shall mean any Director designated as eligible under
         Section 3.1 who has elected, under the terms and conditions of the Plan, to defer payments of all or allowable portions of Director

         Fees.

   1.6 "Participant Account" shall mean the participant's account established pursuant to Section 4.1.

   1.7 "Compensation and Personnel Committee" shall mean the Compensation and Personnel Committee, or its equivalent, of the Board or its designated appointee.

   1.8 "Personal Representative" shall mean the person or persons who upon the death, disability or incompetency of a Participant shall have acquired, by will, by laws of decent and distribution or by other legal proceedings, the right to the Participant's Account.

   1.9   "Plan" shall mean this Deferred Compensation Plan.

   1.10  "Plan Year" shall be the calendar year.

   1.11 "Unforeseeable Emergency" means an unanticipated emergency that is caused by an event beyond the control of the Participant or beneficiary.

   Section II - General

   2.1 The purpose of this Deferred Compensation Plan is to provide flexibility to members of the Company's Board of Directors, who are not employees of the Company, in their receipt of Director Fees.


   Section III - Eligibility and Selection of Participants

   3.1 Participation in the Plan shall be limited to members of the Board of Directors, except those Directors who are employees of the Company.


   Section IV - Election to Defer

   4.1 An eligible Director may elect, under the terms and conditions of the Plan, to defer all or an allowable portion specified under
         Section 5.2 of Director Fees. Such election shall be made by written notice in the manner specified by the Compensation and Personnel Committee and shall be irrevocable when made except as provided in Section 12.1.

   4.2 Election to defer Director Fees shall be made prior to the first day of each Plan Year.

   4.3 In the first year in which a Participant becomes eligible to participate in the Plan, the newly eligible Participant shall make an election to defer compensation for services to be performed subsequent to the election within 30 days after the date the Participant becomes eligible.


   Section V - Deferral Amount Selection

   5.1 Participants of the Plan may elect to defer a percentage amount (if any) of Director Fees.

   5.2 If deferral is elected, any percentage deferral from 1% to 100% shall be permitted.


   Section VI - Intentionally Left Blank


   Section VII - Manner and Timing of Distribution

   7.1 Plan Participants may choose to receive payment of deferred amounts and investment earnings by one of the alternative methods stated hereunder:

         (a)   (i)  one lump sum payment in any year between the current year and the anticipated year of conclusion of membership on the Board as specified by the Participant.


              (ii) annual installments (not to exceed 10), the first of which shall be paid commencing in the year so specified by the Participant.

         (b) Upon the anticipated conclusion of membership on the Board (or one tax year thereafter) in either:

               (i) one lump sum payment in the year so specified by the Participant.

              (ii) annual installments (not to exceed 10), the first of which shall be paid commencing in the year so specified by the Participant.

   7.2 Plan Participants electing to receive payments of deferred amounts and investment earnings in the manner specified in paragraph 7.1(a)(i) and (ii) will receive the lump sum payment or installment payment on the fourth Friday in January in the calendar year so designated by the Participant.

   7.3 Plan participants electing to receive payments of deferred amounts and investment earnings in the manner specified in paragraph 7.1(b)
         (i) and (ii) will receive payments as follows:

         (a) One lump sum payment shall be paid either the fourth Friday following the date of conclusion of membership on the Board or on the fourth Friday of January following the year of conclusion of membership on the Board as specified by the Participant.

         (b) Annual installments, the first of which shall be paid either on the fourth Friday following the date of conclusion of membership on the Board or the fourth Friday of January following the year of conclusion of membership on the Board as specified by the Participant. Installment payments for subsequent years will be made on the fourth Friday in January until all such installments have been paid.

   7.4 Notwithstanding the provisions outlined in 7.1 - 7.3 above, Participants who die or are involuntarily terminated as a member of the Board shall receive a distribution equal to the value of their account in a lump sum payment. Such distributions shall be made on the fourth Friday of the month following the month in which the Participant ceases to be a member of the Board.


   Section VIII - Interest Credit to Participant Accounts

   8.1 All deferred amounts credited to a Participant's Account shall be credited interest on December 31 at a rate equivalent to the A-Utility Bond yield (as reported in the Federal Reserve statistical release H.15) using the average of the rates reported for the last Friday of each month for the preceding twelve (12) calendar months. Interest shall continue to be credited and compounded in this manner until the final payment shall have been made from the Participant's Account.

         Partial year interest accruals for Participants who because of financial hardship, termination or death during the Plan Year will also be computed at a rate equivalent to the A-Utility Bond yield (in the manner prescribed above) using the average rates from the January 1 preceding the Participant's termination date through the fourth Friday of the month preceding the Participant's termination date. Interest payments will apply to amounts deferred up to the date the plan distribution is made.

   8.2 The interest credit rate determined in Section 8.1 will be applied to the average Participant Account balance for that period.


   Section IX - Rights of Participants and Forfeiture

   9.1   Nothing contained in the Plan shall

         (a) confer upon any Director the right to continue on the Board of Directors, or

         (b) require the Company to pay any Director Fees, except as provided for herein, or

         (c) confer upon any Director or other person any claim or right to any distribution under the Plan except in accordance with its terms.


   9.2 No right or interest of any Participant in the Plan shall, prior to actual payment or distribution to such Participant, be assignable or transferable in whole or in part, either voluntarily or by operation of law or otherwise, or be subject to payment of debts of any Participant by execution, levy, garnishment, attachment, pledge, bankruptcy of in any other manner.

   9.3 If a Participant has elected to defer pursuant to Section 4.1 and his or her services as a member of the Board are terminated voluntarily or involuntarily, the Participant shall retain all rights to the undistributed amounts credited to his or her Participant Account.

   9.4 The deferral amount and investment earnings of the plan is and shall remain at all times subject to the claims of the general creditors
         of the Company.   As such, the Plan Participants have the status of
         general unsecured creditors of the Company and this Plan constitutes a mere promise by the Company to make benefit payments to Participants in the future.

   9.5 It is the intention of all parties involved that the arrangements be unfunded for tax purposes and for purposes of title I of ERISA.


   Section X - Death of Participant

   10.1 Should a Participant die, the amount of such Participant's Account shall be distributed to the Participant's Personal Representative. Such distributions shall be made in a lump sum pursuant to Sections 7.4, 8.1 and 8.2.


   Section XI - Distribution in the Event of Financial Hardship

   11.1 The Compensation and Personnel Committee may allow a partial or total distribution of amounts in a Participant's Account upon the Participant's request and a demonstration by the Participant of financial hardship as a result of an Unforeseeable Emergency. The amount of any such distribution shall be limited to the amount deemed necessary by the Compensation and Personnel Committee to alleviate or remedy the Participant's hardship. Such distributions shall be made in a lump sum pursuant to Sections 8.1 and 8.2 on the fourth Friday of the month following the month of committee approval.


   Section XII - Stopping Deferral

   12.1 The Compensation and Personnel Committee may allow a Participant to cease deferrals during the plan year on the Board meeting date following the committee approval in response to an Unforeseeable Emergency.


   Section XIII - Distribution in the Event of Significant Change in Tax Law

   13.1 Under the terms of the Deferred Compensation Plan for Directors, the Compensation and Personnel Committee may allow payments to a Participant before any payments would otherwise be due if the Compensation and Personnel Committee determines, based on changes in the Federal tax or revenue laws, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury, a decision by a court of competent jurisdiction involving a Participant or a beneficiary, or a closing agreement made under section 7121 of the Internal Revenue Code which has been approved by the Internal Revenue Service and involves a Participant, that a Participant has or will recognize income for Federal income tax purposes with respect to amounts that are or will be payable under the Plan before such amounts are to be paid.


   Section XIV - Administration

   14.1 The Compensation and Personnel Committee may from time to time amend, suspend, terminate or reinstate any or all of the provisions of the Plan as may seem necessary or advisable for the administration of the Plan.

   14.2 The Compensation and Personnel Committee shall, subject to express provisions of the Plan, have power to construe the Plan, to prescribe rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan. The Compensation and Personnel Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem expedient to carry it into effect.

   14.3 Manner of Election - The Compensation and Personnel Committee shall ensure that all individuals entitled to make the election to defer are provided an election form at least thirty (30) days before such election must be made in accordance with Section 4.1 and received in writing in order to be effective. This election form shall include the following items, which must be completed in full in order to be effective:

         (a) The amount to be deferred, expressed as a percentage of Director Fees to become payable during the calendar year in question;

         (b) The number of installments for the payment of the deferred compensation; and

         (c)  The date of the first installment payment.

   14.4 All expenses and costs incurred in connection with the administration and operation of the Plan shall be borne by the Company.


   Section XV - Funding

   15.1 Benefits under this Plan shall be paid from the general assets of the Company. This Plan shall be administered as an unfunded plan which is not intended to meet the qualification requirements of
         Section 401 of the Internal Revenue Code.

                               WPL HOLDINGS, INC.
                    DEFERRED COMPENSATION PLAN FOR DIRECTORS
                              ELECTION OF DEFERMENT

   In accordance with the provisions of the Deferred Compensation Plan, I hereby elect to defer Director Fees earned by me for my services from January 1, 19__ to December 31, 19__ as follows:

   AMOUNT OF DEFERRAL

   Amount of Deferral:   _________________% (Percentage of Director Fees)

   PAYMENT OPTIONS (Specify One)

   (a) Payment in _____ (any year subsequent to the current year) according to:

         (i)  lump sum payment
         (ii) ____ annual installments (not to exceed 10)

   (b) Upon the anticipated conclusion of my membership on the Board of Directors (or one tax year thereafter) according to:

         (i) lump sum payment in the year of anticipated conclusion of my membership on the Board of Directors _____, or one tax year thereafter_____ (check one).

         (ii) ______ annual installments (not to exceed 10) the first of which shall be paid commencing in the year of anticipated conclusion of my membership on the Board of Directors ____, or one tax year thereafter _____ (check one).

   I hereby agree to be bound by the terms of the Plan, including any amendment thereof, and recognize that the foregoing election is irrevocable and may not be altered by me.

                           ___________________________________
                              Signature of Director      Date


                           Received on behalf of WPL Holdings, Inc.

                           By: _________________________________

                           Date: ______________________

   Return to Corporate Secretary by December 31.